June 26, 2023

TerrAscend Upsizes Previously Announced Offering to US $20 Million and Closes US $16 Million Initial Tranche

Second Tranche anticipated to close on June 28th

Proceeds of Equity Offering to satisfy one of the remaining TSX listing requirements

TORONTO, June 26, 2023 (GLOBE NEWSWIRE) -- TerrAscend Corp. ("TerrAscend" or the "Company") (CSE: TER) (OTCQX: TRSSF), a leading North American cannabis operator, today announced that on June 23, 2023, it closed the first tranche of its previously announced concurrent private placements (the “Private Placements”) for total gross proceeds of approximately US $16 million. Additionally, the Company upsized the offering to US $20 million. A second tranche closing is scheduled for June 28, 2023.

The closing of the initial tranche of the Private Placements consists of an aggregate of 4,071,577 units (the “Units”) of the Company (the “Equity Offering”) at a price of US $1.50 per Unit (the “Issue Price”) for aggregate gross proceeds of approximately US $6.1 million and 9,905 senior unsecured convertible debentures (the “Debentures”) of the Company (the “Debenture Offering”) at a price of US $1,000 per Debenture for aggregate gross proceeds of US $9.9 million. The net proceeds from the Private Placements will be used to qualify for the Company’s proposed TSX listing, to fund Maryland dispensary acquisitions, and for working capital and general corporate purposes.

Equity Offering.

Each Unit is comprised of one common share of the Company (a “Common Share”) and one-half of one Common Share purchase warrant (each whole Common Share purchase warrant, a “Warrant”). Each Warrant will entitle the holder to acquire one Common Share at a price of US $1.95 per Common Share for a period of 24 months following the closing of the Equity Offering.

Debenture Offering.

Unless earlier repaid or converted, the outstanding principal and accrued and unpaid interest on the Debentures will be due and payable 36 months following the closing of the Debenture Offering (the “Maturity Date”). Each Debenture will bear interest at a rate of 9.9% per annum from the date of issuance, calculated and compounded semi-annually, and payable on the Maturity Date. Each holder may, at the option of the holder upon signing of the subscription agreement, elect to receive up to 4.95% per annum of such interest payable in cash on a semi-annual basis. Each Debenture will be convertible into Common Shares, at the option of the holder, at any time or times prior to the close of business on the last business day immediately preceding the Maturity Date, at a conversion price of US $2.01. Holders converting their Debentures will receive accrued and unpaid interest for the period from and including the date of the last interest payment date, to and including, the date of conversion.

The Private Placement constitutes a “related party transaction” within the meaning of Multilateral Instrument 61–101 Protection of Minority Security Holders in Special Transactions (“MI 61–101”) because insiders of the Company, being Edward J. Schutter, participated in the Debenture Offering, and Ziad Ghanem, Keith Stauffer and Jeroen De Beijer, participated in the Equity Offering, and acquired, in the aggregate, 2,000 Debentures and 25,732 Units in connection with the Private Placements for aggregate gross proceeds of

$2,038,598 (the “Insider Participation”). The Company has relied on exemptions from the formal valuation and minority shareholder approval requirements of MI 61–101 contained in sections 5.5(a) and 5.7(1)(a) of MI 61–101 in respect of the Insider Participation as the fair market value (as determined under MI 61-101) of the Insider Participation in the Private Placement is below 25% of the Company’s market capitalization (as determined in accordance with MI 61-101).

In connection with the terms of the Debenture Offering and the Equity Offering, the Company issued an additional 300,000 Warrants on the same terms and conditions as those issued in the Unit Offering. A cash commission will be paid in connection with the Private Placements between 1% and 3.75% of the gross proceeds based on the source of funds.

The securities offered pursuant to the Private Placements have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the "1933 Act"), or under any state securities laws, and may not be offered or sold, directly or indirectly, or delivered within the United States absent registration or an applicable exemption from the registration requirements. This news release does not constitute an offer to sell or a solicitation to buy such securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which an offer, solicitation or sale would be unlawful. This news release is being issued pursuant to and in accordance with Rule 135c under the Securities Act of 1933.

The CSE has neither approved nor disapproved the contents of this news release. Neither the CSE nor its Market Regulator (as that term is defined in the policies of the CSE) accepts responsibility for the adequacy or accuracy of this release.

About TerrAscend

TerrAscend is a leading cannabis company with interests across the North American cannabis sector, including vertically integrated operations in Pennsylvania, New Jersey, Maryland, Michigan and California through TerrAscend Growth Corp. and retail operations in Canada. TerrAscend Growth operates The Apothecarium and Gage dispensary retail locations as well as scaled cultivation, processing, and manufacturing facilities in its core markets. TerrAscend Growth’s cultivation and manufacturing practices yield consistent, high- quality cannabis, providing industry-leading product selection to both the medical and legal adult-use markets. The Company owns or licenses several synergistic businesses and brands including Gage Cannabis, The Apothecarium, Cookies, Lemonnade, Ilera Healthcare, Kind Tree, Legend, State Flower, and Valhalla Confections. For more information visit www.terrascend.com.

Caution Regarding Cannabis Operations in the United States

Investors should note that there are significant legal restrictions and regulations that govern the cannabis industry in the United States. Cannabis remains a Schedule I drug under the US Controlled Substances Act, making it illegal under federal law in the United States to, among other things, cultivate, distribute, or possess cannabis in the United States. Financial transactions involving proceeds generated by, or intended to promote, cannabis-related business activities in the United States may form the basis for prosecution under applicable US federal money laundering legislation.

While the approach to enforcement of such laws by the federal government in the United States has trended toward non-enforcement against individuals and businesses that comply with medical or adult-use cannabis programs in states where such programs are legal, strict compliance with state laws with respect to cannabis will neither absolve TerrAscend of liability under U.S. federal law, nor will it provide a defense to any federal proceeding which may be brought against TerrAscend. The enforcement of federal laws in the United States is a significant risk to the business of TerrAscend and any proceedings brought against TerrAscend thereunder may adversely affect TerrAscend's operations and financial performance.

Forward Looking Information

This news release contains “forward-looking information” within the meaning of applicable securities laws. Forward-looking information contained in this press release may be identified by the use of words such as, “may”, “would”, “could”, “will”, “likely”, “expect”, “anticipate”, “believe”, “intend”, “plan”, “forecast”, “project”, “estimate”, “outlook” and other similar expressions. Forward-looking information is not a guarantee of future performance and is based upon a number of estimates and assumptions of management in light of management’s experience and perception of trends, current conditions and expected developments, as well as other factors relevant in the circumstances, including assumptions in respect of current and future market conditions, the current and future regulatory environment, and the availability of licenses, approvals and permits.

Although the Company believes that the expectations and assumptions on which such forward-looking information is based are reasonable, undue reliance should not be placed on the forward-looking information because the Company can give no assurance that they will prove to be correct. Actual results and developments may differ materially from those contemplated by these statements. Forward-looking information is subject to a variety of risks and uncertainties that could cause actual events or results to differ materially from those projected in the forward-looking information. Such risks and uncertainties include, but are not limited to, the risk factors set out in Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission on March 16, 2023.

The statements in this press release are made as of the date of this release. The Company disclaims any intent or obligation to update any forward-looking information, whether, as a result of new information, future events, or results or otherwise, other than as required by applicable securities laws.

For more information regarding TerrAscend: Keith Stauffer

Chief Financial Officer 717-343-5386

IR@terrascend.com

Briana Chester

MATTIO Communications 424-465-4419

terrascend@mattio.com

Source: TerrAscend